Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-195847 of our report dated August 19, 2014, relating to the combined consolidated financial statements of Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc., appearing in the Current Report on Form 8-K dated August 20, 2014 of Westmoreland Coal Company, for the year ended December 31, 2013, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte LLP

Edmonton, Canada
September 5, 2014